UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets.

On August 4, 2021 (the “Closing Date”), Zynga Inc., a Delaware corporation (“Zynga”), completed its previously announced acquisition of Chartboost, Inc., a Delaware corporation (“Chartboost”), pursuant to the Agreement and Plan of Merger dated as of May 4, 2021 (the “Merger Agreement”), by and among Zynga, Chartboost, and certain other parties thereto.

At closing, including the adjustments and certain transaction expenses as set forth in the Merger Agreement, Zynga paid approximately $250.4 million in cash (the “Closing Cash Consideration”) and assumed unvested Chartboost options permitting the holders to purchase up to 1,012,388 shares of Zynga’s Class A common stock (the “Assumed Options” and together with the Closing Cash Consideration, the “Merger Consideration”). Pursuant to the Agreement, $25 million of the Closing Cash Consideration was deposited into an escrow fund in cash as security for certain indemnification obligations of the former Chartboost securityholders.

A copy of the Agreement is attached as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed on May 6, 2021. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 7.01.Regulation FD Disclosure.

On August 5, 2021, Zynga issued a press release announcing the closing of the acquisition of Chartboost. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, Zynga’s expectations related to its ability to achieve the intended benefits of the acquisition; and Zynga’s future economic performance and its ability to achieve financial projections. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including those described in Zynga’s public filings with the SEC, copies of which may be obtained by visiting Zynga’s Investor Relations web site at http://investor.zynga.com or the SEC’s website at www.sec.gov. Zynga’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, delays or other challenges in the integration of Chartboost, and changes in laws, practices and player behavior in our industry. Undue reliance should not be placed on such forward-looking statements, which are based on information available to Zynga on the date hereof. Zynga assumes no obligation to update such statements.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†

Agreement and Plan of Merger, dated as of May 4, 2021, by and among the Registrant, Chartboost, Inc., Carnation MergeCo Inc., and Shareholder Representative Services LLC, as representative (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K (File Number 001-35375) filed on May 6, 2021)

99.1*+	Press Release, dated August 5, 2021
104__	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Filed herewith.
†

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: August 5, 2021	By:	/s/ James Gerard Griffin
James Gerard Griffin
Chief Financial Officer